As filed with the Securities and Exchange Commission on June 30, 2023

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CINEVERSE CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3720962 (I.R.S. Employer Identification No.)

244 Fifth Avenue, Suite M289

New York, NY 10001

(212) 206-8600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CHRISTOPHER J. MCGURK

Chief Executive Officer

Cineverse Corp.

244 Fifth Avenue, Suite M289

New York, NY 10001

(212) 206-8600

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Copies to:

JONATHAN K. COOPERMAN, ESQ. Kelley Drye & Warren LLP 3 World Trade Center 175 Greenwich St. New York, New York 10007 Telephone: (212) 808-7534 Facsimile: (212 808-7897	CAROL W. SHERMAN, ESQ. Kelley Drye & Warren LLP 201 Broad Street Stamford, CT 06901 Telephone: (203) 351-8072 Facsimile: (203) 327-2669

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

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If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities act, check the following box.

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If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 415(a)(5) under the Securities Act of 1933 (the “Securities Act”), Cineverse Corp. (the “Company”) intends to continue to offer and sell securities under the Company’s registration statement on Form S-3 (File No. 333-239710) originally filed on July 6, 2020 and declared effective on July 10, 2020 (the “Prior Registration Statement”), until the earlier of (i) the date on which the registration statement of which this prospectus forms a part (this “Registration Statement”) is declared effective by the Securities and Exchange Commission, and (ii) January 6, 2024, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Until the Expiration Date, the Company may continue to use the Prior Registration Statement and related prospectus supplements for offerings thereunder. In particular, the Company may continue to offer and sell under the Prior Registration Statement shares of common stock in its at-the-market offering through A.G.P. / Alliance Global Partners and B. Riley FBR, Inc. (now known as B. Riley Securities, Inc.) as sales agents, which offering shall remain registered under the Prior Registration Statement using a prospectus supplement filed on July 6, 2020 until the Expiration Date. The Prior Registration Statement and all offers and sales thereunder will be deemed terminated on the Expiration Date, except to the extent covered by this Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes unsold securities under the Prior Registration Statement, in addition to new securities being registered on this Registration Statement. Pursuant to Rule 415(a)(6), on or before the Expiration Date, the Company may file a pre-effective amendment to this Registration Statement to update the amount of unsold securities previously registered by the Prior Registration Statement being registered hereby, and continue to offer and sell such unsold securities under this Registration Statement, including without limitation by continuing to conduct the at-the-market offering referenced above. If applicable, such pre-effective amendment shall identify such unsold securities to be included in this Registration Statement, and the amount of any new securities to be registered on this Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 30, 2023

PROSPECTUS

$75,000,000

Class A Common Stock

Preferred Stock

Warrants

Debt Securities

We may offer from time to time

•	shares of Class A common stock;
•	shares of preferred stock in one or more series;
•	warrants to purchase preferred stock or Class A common stock;
•	debt securities; or
•	any combination of preferred stock, Class A common stock, warrants, or debt securities,

at an aggregate offering price not to exceed $75,000,000.

The number, amount, prices, and specific terms of the securities, and the net proceeds to Cineverse Corp., will be determined at or before the time of sale and will be set forth in an accompanying prospectus supplement. The net proceeds to us from the sale of securities will be the offering price or the purchase price of those securities less any applicable commission or discount, and less any other expenses we incur in connection with the issuance and distribution of those securities.

This prospectus may not be used for the sale of any securities unless it is accompanied by a prospectus supplement. The accompanying prospectus supplement may modify or supersede any statement in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

The shares of our Class A common stock, par value $.001 per share (the “Common Stock”), are listed for trading on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CNVS”. On June 29, 2023, the last reported sale price of the Common Stock on Nasdaq was $2.30 per share.

We may amend or supplement this prospectus from time to time. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 4, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus and the accompanying prospectus for a discussion of factors that you should consider before buying shares of the Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023.

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4865-5983-7529v.11" "" 4865-5983-7529v.11

About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, pursuant to which we may, from time to time and in one or more offerings, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, and any applicable supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including any documents incorporated by reference into this prospectus or a prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Forward-Looking Statements.”

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in our securities. You should read carefully the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference, including “Risk Factors” and the Consolidated Financial Statements and Notes thereto included elsewhere or incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, “Cineverse”, “we,” “us,” “our” and the “Company” refer to Cineverse Corp. and its subsidiaries unless the context otherwise requires.

OUR BUSINESS

Overview

Cineverse Corp. (“Cineverse”, “us”, “our”, and “Company” refers to Cineverse Corp. and its subsidiaries unless the context otherwise requires) was incorporated in Delaware on March 31, 2000. On May 22, 2023, the Company changed its corporate name to Cineverse Corp. Cineverse is a premier streaming technology and entertainment company with core business segments (i) across a portfolio of owned and operated enthusiast streaming channels with large fan bases; (ii) as a large-scale global aggregator and full-service distributor of feature films and television programs; (iii) as a proprietary technology software-as-a-service platform for over-the-top (“OTT”) app development and content distribution; and (iv) as a leading servicer of domestic and international digital cinema assets.

Over the past several years, Cineverse has transformed itself from being a digital cinema equipment and physical content distributor to a leading independent streaming company with the planned phasing out of its legacy projector division.

Cineverse is a leading independent streaming entertainment company serving global enthusiast fan bases. Since our inception, we have played a significant role in the digital distribution revolution that continues to transform the media and entertainment landscape. Cineverse delivers high-quality, curated content through subscription video on demand ("SVOD"), dedicated ad-supported ("AVOD"), ad-supported streaming linear ("FAST") channels, social video streaming services, and audio podcasts.

Cineverse’s broad portfolio enables the Company to achieve significant market share on every key consumer streaming devices and platforms. As the Company expands further into high-growth distribution territories globally, the Company expects each of these channels to generate high-margin revenues to Cineverse. As its channel portfolio has grown, the Company’s viewership and subscription metrics have grown significantly. The Company currently reaches over 72 million monthly active users across streaming apps, FAST linear channels, third party services, social video, and browser based services. The Company has rights to a library of over 58,000 film & TV assets, 26 different enthusiast streaming brands including 16 live streaming channels, and over 1.23 million SVOD subscribers. The Company’s services are available to consumers on an addressable footprint of an estimated 1.1 billion streaming devices.

Cineverse has been a technological pioneer over its history and continues to be one today. Through its world-class, proprietary streaming technology, the Company has become a partner of choice for content producers, rights holders, and major media companies seeking to launch web, mobile, and connected TV streaming services to monetize their content in the streaming ecosystem. The Company’s streaming technology platform, known as MatchpointTM, is a software-based streaming operating platform which provides clients with AVOD, SVOD, TVOD and linear capabilities, automates the distribution of content, and features a robust data analytics platform. The Company has a long legacy in using technology to transform the entertainment industry, and played a pioneering role in transitioning movie screens from traditional analog film prints to digital distribution.

The Company operates a growing portfolio of OTT streaming entertainment channels. The Company distributes content for major brands such as Hallmark, Televisa, ITV, Nelvana, ZDF, Konami, NFL, NHL, and Cirque du Soliel, as well as leading international and domestic content creators, movie producers, television producers and other short form digital content producers. Cineverse collaborates with producers, major brands and other IP owners to market, source, curate and distribute quality content to targeted audiences through (i) third-party streaming service providers, including Apple, Amazon Prime, Netflix, Hulu, Xbox, Tubi, PlutoTV, and Vudu, (ii) packaged distribution of physical consumer products to wholesalers and retailers with sales coverage to over 48,000 retail and e-commerce storefronts, including Walmart, Target, Best Buy and Amazon.

The Company is well positioned in a changing media and entertainment landscape. Cineverse is capitalizing on an evolving competitive environment where the top of the streaming industry is consolidating including competitors such as Netflix, Amazon Prime, Hulu and Disney Plus while Cineverse has a complimentary offering as a leading independent distributor with a focus on the enthusiast segment of the market. Based on publicly accessible data and internal Company research, less than 3% of the total content listed on IMDB released since 1950 is available on the top 10 global streaming services. The Company believes the enthusiast segment, focusing on the 97% of content and genres not offered by major streamers, provides a significant and underserved market opportunity on a global basis. Today, the Company operates channels in numerous specialty sectors, including faith and family, anime, action, horror, sports, Westerns, Asian, standup comedy, and other major segments.

Given our extensive experience in operating and distributing enthusiast content, and the ability to centralize operations and reduce operating costs due to our proprietary technology, the Company has developed an M&A roll-up strategy with a focus on enthusiast channels, content, and supporting technology. Over the past several years, the Company has acquired numerous channels and content libraries.

The Company will continue to pursue accretive M&A opportunities in order to grow profitably and fortify its competitive advantage. As part of its M&A strategy, the Company is:

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Executing on roll-up by completing several content related acquisitions enabling monetization;
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Focused on acquiring premium content and streaming channels;
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Exploring opportunities for new technology and other revenue channels including NFTs, ecommerce, podcasts and merchandise; and
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Leveraging its proprietary tech platform (MatchpointTM), which allows for on-boarding multiple acquisitions concurrently.

Some of the evolving consumer habits that are driving consumption of streaming and OTT content include:

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Continued “cord-cutting” resulting in an increase in SVOD & AVOD migration,
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Consumer preference towards third party channels and content platforms,
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The rapid adoption of connected televisions and other dedicated streaming devices,
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A rapid rise in consumption of ad-based content, and
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Increasing demand for underserved content.

The Company believes it is positioned to deliver sustained profitable growth in the future by executing on several key initiatives:

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Content: Acquiring and distributing high-quality, curated content through SVOD, AVOD and linear FAST channels
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Technology & Distribution:
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Dramatically expanding streaming content business through its Matchpoint™ platform,
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Launching and scaling our portfolio of enthusiast streaming channels.
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Accelerating the Company’s device and platform reach, which has exceeded 900 million consumer devices, and further establishing key strategic advantages through expanded partnership deals with connected streaming TV companies including Amazon, Samsung, Roku, YouTube TV and Vizio, as well as large OEM’s, cable companies and technology platforms including LG, Sling TV, and others.
o
Licensing film and TV content to every key player in OTT streaming ecosystem with Amazon, Apple, Netflix and Google.
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Audience: Growing viewership and subscription numbers significantly beyond our current base of more than 72 million monthly viewers to potentially hundreds of millions of global viewers across billions of connected devices.
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Financial Performance/Metrics:
o
Driving EBITDA through incremental revenue growth from new channel launches, expansion of distribution, improved monetization and partnerships, and continuous efforts on cost mitigation.

Recent Developments

Name Change

On May 22, 2023, the Company changed its name from Cinedigm Corp. to Cineverse Corp. and changed its trading symbol on the Nasdaq Capital Market from CIDM to CNVS effective May 23, 2023.

Reverse Stock Split

On June 9, 2023, we effected a 1-for-20 reverse stock split of our common stock, whereby each 20 shares of our common stock and common stock equivalents were converted into 1 share of common stock.

The reverse stock split affected all issued and outstanding shares of our common stock, as well as common stock underlying equity awards outstanding immediately prior to its effectiveness. The reverse stock split proportionally reduced the total number of shares of common stock outstanding but did not affect the number of authorized shares of common stock or the par value of the common stock. No fractional shares were issued in connection with the reverse stock split. Fractional shares resulting from the reverse stock split were settled in cash.

All share and price amounts in this prospectus reflect the 1-for 20 reverse stock split effected on June 9, 2023.

OUR PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 244 Fifth Avenue, Suite M289, New York, NY 10001, and our telephone number is 212-206-8600. Our e-mail address is info@cineverse.com and our web site address is www.cineverse.com. Information accessed on or through our web site does not constitute a part of this prospectus and should not be considered part of this or any other report filed with the SEC.

THE OFFERING

Class A Common Stock, par value $0.001 per share (the “Common Stock”)	To be set forth in a prospectus supplement

Preferred Stock, par value $0.001	To be set forth in a prospectus supplement

Warrants	To be set forth in a prospectus supplement

Debt Securities	To be set forth in a prospectus supplement

Total	$75,000,000

Use of proceeds

Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for working capital, acquisitions and other general corporate purposes

Nasdaq symbol	CNVS
RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus or in any applicable prospectus supplement, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus or any applicable prospectus supplement.

Risks Related to Our Securities

Risks Related to our Common Stock

The liquidity of the Common Stock is uncertain; the limited trading volume of the Common Stock may depress the price of such stock or cause it to fluctuate significantly.

Although the Common Stock is listed on Nasdaq, there has been a limited public market for the Common Stock and there can be no assurance that a more active trading market for the Common Stock will develop. As a result, you may not be able to sell your shares of Common Stock in short time periods, or possibly at all. The absence of an active trading market may cause the price per share of the Common Stock to fluctuate significantly.

Substantial resales or future issuances of our Common Stock could depress our stock price.

The market price for the Common Stock could decline, perhaps significantly, as a result of resales or issuances of a large number of shares of the Common Stock in the public market or even the perception that such resales or issuances could occur, including resales of the shares being registered hereunder pursuant to the registration statement of which this prospectus is a part. In addition, we have issued a substantial number of outstanding options, warrants, and other securities convertible into shares of Common Stock that may be exercised in the future. Certain holders of our securities, including with respect to shares of Common Stock issuable in exchange for warrants, have demand and piggy-back registration rights. These factors could also make it more difficult for us to raise funds through future offerings of our equity securities.

You will incur substantial dilution as a result of certain future equity issuances.

We have a substantial number of options, warrants, and other securities currently outstanding which may be immediately exercised or converted into shares of Common Stock. To the extent that these options, warrants, or similar securities are exercised or converted, or to the extent we issue additional shares of Common Stock in the future, as the case may be, there will be further dilution to holders of shares of the Common Stock.

Our issuance of preferred stock could adversely affect holders of Common Stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of Common Stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our Common Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the price of our Common Stock could be adversely affected.

Our stock price has been volatile and may continue to be volatile in the future; this volatility may affect the price at which you could sell our Common Stock.

The trading price of the Common Stock has been volatile and may continue to be volatile in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on an investment in the Common Stock:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us, the market for digital and physical content, content distribution and entertainment in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business or our industry;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of the Common Stock available for public sale;

•	any major change in our board of directors or management;

•	sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, international currency fluctuations, global pandemics and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Common Stock irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Common Stock, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of the Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our fifth amended and restated certificate of incorporation and bylaws, as amended, contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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the ability of our board of directors to determine to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

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the requirement that an annual meeting of stockholders may be called only by the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	controlling the procedures for the conduct and scheduling of stockholder meetings; and

•	providing that directors may be removed prior to the expiration of their terms by the Board of Directors only for cause.

In addition, our certificate of incorporation authorizes the issuance of 15,000,000 shares of preferred stock. The terms of our preferred stock may by fixed by the Company’s board of directors without further stockholder action. The terms of any outstanding series or class of preferred stock may include priority claims to assets and dividends and special voting rights, which could adversely affect the rights of holders of Common Stock. Any future issuance(s) of preferred stock could make the takeover of the Company more difficult, discourage unsolicited bids for control of the Company in which our stockholders could receive premiums for their shares, dilute or subordinate the rights of holders of Common Stock and adversely affect the trading price of the Common Stock.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law (the “DGCL”), which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding Common Stock. Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for the Common Stock.

We may not be able to maintain the listing of our Common Stock on Nasdaq, which may adversely affect the ability of purchasers of Common Stock in this offering to resell their securities in the secondary market.

The Common Stock is presently listed on Nasdaq. On April 4, 2022, we received a letter (the “Notice”) from the Listing Qualifications staff of Nasdaq indicating that the Company no longer meets the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5450(a)(1). The Notice did not result in the immediate delisting of the Common Stock from Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided a period of 180 calendar days, or until October 3, 2022, in which to regain compliance. There can be no assurance that we regain compliance within such period, or will be granted an extension of time to cure the deficiency. On April 5, 2023, the Company received a notice of delisting as of April 14, 2023 from Nasdaq, and on April 12, 2023, the Company requested a hearing to appeal the delisting notice. Such hearing took place on May 25, 2023 and Nasdaq agreed to extend the compliance date to July 19, 2023. If the Company is unable to meet the continued listing criteria of Nasdaq and the Common Stock became delisted, trading of the Common Stock could thereafter be conducted in the over-the-counter markets in the OTC Pink, also known as “pink sheets” or, if available, on another OTC trading platform. Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. Investors would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the Common Stock, as the liquidity that Nasdaq provides would no longer be available to investors. In addition, the failure of our Common Stock to continue to be listed on the Nasdaq could adversely impact the market price for the Common Stock and our other securities, and we could face a lengthy process to re-list the Common Stock, if we are able to re-list the Common Stock.

We have no present intention of paying dividends on our Common Stock.

We have never paid any cash dividends on our Common Stock and have no present plans to do so. In addition, certain of our credit facilities restrict our ability to pay dividends on the Common Stock. As a result, you may not receive any return on an investment in our Common Stock unless you sell the shares for a price greater than that which you paid for them.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate, or we may require additional funds to pursue acquisition or expansion opportunities. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stock holders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our Common Stock, diluting their interest or being subject to rights and preferences senior to their own.

We identified material weaknesses in our internal control over financial reporting, and we may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we otherwise fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

We identified deficiencies in our internal control that we consider to be material weaknesses in our internal control over financial reporting which existed as of March 31 of each of 2021, 2022 and 2023. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that the,re is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis.

In the evaluation, management identified material weaknesses in internal controls related to our financial close and reporting process and information and communication controls. Management also concluded that we did not have a sufficient complement of corporate personnel with appropriate levels of accounting and controls knowledge and experience commensurate with our financial reporting requirements to appropriately analyze, record and disclose accounting matters completely and accurately. As a result of this evaluation, management extensively used outside consultants who possessed the appropriate levels of accounting and controls knowledge.

Following identification of this control deficiency, management is implementing modifications to better ensure that the Company has appropriate and timely reviews on all financial reporting analysis. The material weakness in our internal control over financial reporting will not be considered remediated until these modifications are implemented, in operation for a sufficient period of time, tested, and concluded by management to be designed and operating effectively. In addition, as we continue to evaluate and work to improve our internal control over financial reporting, management may determine to take additional measures to address control deficiencies or determine to modify our remediation plan. Management will test and evaluate the implementation of these modifications to ascertain whether they are designed and operating effectively to provide reasonable assurance that they will prevent or detect a material misstatement in the Company’s financial statements.

We may identify future material weaknesses in our internal controls over financial reporting and we may be unable to accurately report our financial results, or report them within the timeframes required by law or stock exchange regulations. We cannot assure that our existing material weakness will be remediated or that additional material weaknesses will not exist or otherwise be discovered, any of which could adversely affect our reputation, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “plan,” “intend” or “anticipate” or the negative thereof or comparable terminology, or by discussion of strategy. Forward-looking statements represent as of the date of this prospectus our judgment relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are based largely on our current expectations and are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are anticipated or projected as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:

•	successful execution of our business strategy, particularly for new endeavors;
•	the performance of our targeted markets;
•	competitive product and pricing pressures;
•	changes in business relationships with our major customers;
•	successful integration of acquired businesses;
•	the content we distribute through our in-theatre, on-line and mobile services may expose us to liability;
•	general economic and market conditions;
•	our financial condition and financial flexibility, including, but not limited to, our ability to obtain necessary financing for our business as and when needed;
•	disruptions to our business due to the COVID-19 pandemic, including workforce inability to perform in the ordinary course due to illness or access restrictions; and
•	the other risks and uncertainties that are described under “Risk Factors” and elsewhere in this prospectus and from time to time in our filings with the SEC.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in our forward-looking statements. Except as otherwise required to be disclosed in periodic and current reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this prospectus will in fact transpire.

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for working capital, acquisitions and other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is not intended to be complete and is subject, and qualified in its entirety by reference, to our amended and restated certificate of incorporation and our bylaws.

General

We have authorized capital stock consisting of 275,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $0.001 per share.

Holders of a majority of our outstanding shares of Common Stock present or represented by proxy at any meeting of our stockholders constitute a quorum. If a quorum exists, holders of a majority of the voting power of the shares of Common Stock present at the meeting may generally approve matters coming before any stockholders meeting. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our capital stock is required to approve significant corporate transactions, including a liquidation, merger or sale of substantially all of our assets.

Common Stock

As of June 21, 2023, we had 11,682,903 shares designated as Class A common stock issued and outstanding, had reserved for issuance (i) 670,017 shares of Common Stock pursuant to our 2017 Equity Incentive Plan, (ii) 43,125 shares of Common Stock upon exercise of inducement stock options, (iii) 10,601 shares of Common Stock pursuant to options that remain outstanding under our 2010 Second Amended and Restated Equity Incentive Plan, (iv) 985,000 shares of Common Stock pursuant to our equity line with B. Riley Securities, Inc., and (v) 65,692 shares of Common Stock held in the treasury of the Company.

Our Common Stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “CNVS.”

Voting Rights. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders.

Dividends; Liquidation; Preemptive Rights. Holders of Common Stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding-up, holders of Common Stock are entitled, subject to any priorities due to any holders of our preferred stock, ratably to share in all assets remaining after payment of our liabilities. Holders of Common Stock have no preemptive rights nor any other rights to subscribe for shares or securities convertible into or exchangeable for shares of Common Stock.

Transfer Agent. The transfer agent for our Common Stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 15,000,000 shares of our preferred stock, in one or more series. As of June 21, 2023, there were seven (7) shares of Series A 10% Non-Voting Cumulative Preferred Stock (the “Series A Preferred Stock”) issued and outstanding. The Series A Preferred Stock may be redeemed by the Company at any time after the second anniversary of the date such shares were issued in cash or, at the Company’s option if certain conditions are met, in shares of Common Stock. The holders of Series A Preferred Stock are entitled to receive cumulative dividends from the date of issuance at an annual rate of 10% of the original issue price. Such dividends shall be payable in arrears in cash or, at the Company’s option, in shares of Common Stock if certain conditions are met, quarterly on the last day of each calendar quarter, until such shares of Preferred Stock are redeemed. As June 21, 2023, there were no shares of Series B Preferred Stock outstanding or available for issuance.

Each other series of preferred stock to be issued, if any, will have such number of shares, designations, preferences, powers and qualifications and special or relative rights or privileges as will be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The rights of the holders of our common stock will be subject to the rights of holders of any preferred stock outstanding and issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with the possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Terms. The specific terms of any preferred stock being offered will be described in the prospectus supplement relating to that preferred stock. The following summaries of the provisions of the preferred stock are subject to, and are qualified in their entirety by reference to, the certificate of designation relating to the particular class or series of preferred stock offered with that prospectus supplement for specific terms, including:

•	the designation of the preferred stock;

•	the number of shares of the preferred being offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating these items applicable to the preferred stock;

•

the place or places where dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on the preferred stock will accumulate, if applicable;

•	the procedures for any action and remarketing of the preferred stock;

•	the provision of a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for Common Stock, and whether at our option or the option of the holder;

•	whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

•	the voting rights, if any, of the preferred stock;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

•	a discussion of the United States federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock, Common Stock or any combination thereof. Warrants may be issued independently or together with any other securities offered in an applicable prospectus supplement and may be attached to or separate from such securities. Warrants may be issued under warrant agreements (each, a “warrant agreement”) to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of warrants which may be offered. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Terms. The prospectus supplement relating to a particular issue of warrants for the purchase of Common Stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the Common Stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Common Stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of shares of preferred stock or shares of Common Stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date the unexercised warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of preferred stock or shares of Common Stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. The form of indenture is being filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to the trustee under the indenture.

The following summaries of material provisions of the subordinated notes and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•
the title;
•
the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•
any limit on the amount that may be issued;
•
whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•
the maturity date;
•
the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•
whether the debt securities will be secured or unsecured, and the terms of any secured debt;
•
the terms of the subordination of any series of subordinated debt;
•
the place where payments will be payable;
•
restrictions on transfer, sale or other assignment, if any;
•
our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•
provisions for a sinking fund, purchase or other analogous fund, if any;
•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;
•
whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
•
incur additional indebtedness;
•
issue additional securities;
•
issue guarantees;
•
create liens;
•
pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•
redeem capital stock;
•
place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;
•
make investments or other restricted payments;
•
sell or otherwise dispose of assets;
•
enter into sale-leaseback transactions;
•
engage in transactions with stockholders and affiliates;
•
issue or sell stock of or sell assets of our subsidiaries; or
•
effect a consolidation or merger;
•
whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•
a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
•
information describing any book-entry features;
•
the procedures for any auction and remarketing, if any;
•
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indenture and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

•
if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;
•
if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•
if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•
if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•
the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•
the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and
•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with the covenants in the indenture.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•
to fix any ambiguity, defect or inconsistency in the indenture;
•
to comply with the provisions described above under "-Consolidation, Merger or Sale;"

•
to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•
to provide for uncertificated debt securities and to make any appropriate changes for such purpose;
•
to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;
•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
•
to change anything that does not adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•
extending the fixed maturity of the series of debt securities;
•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•
reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•
register the transfer or exchange of debt securities of the series;
•
replace stolen, lost or mutilated debt securities of the series;
•
maintain paying agencies;
•
recover excess money held by the debenture trustee;
•
compensate and indemnify the debenture trustee; and
•
appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not limit the amount of indebtedness which we may incur, and does not limit us from issuing any other debt, including secured debt or unsecured debt.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in one or more transactions from time to time:

•	to or through underwriters;

•	through dealers, agents or institutional investors;

•	directly to purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	through a combination of these methods.

We may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell securities in a particular offering, we will provide a prospectus supplement or, if required, amend this prospectus, to disclose the following information with respect to that offering:

•	the material terms of the distribution, including the number of shares and the consideration paid;

•	the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;

•	the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our securities; and

•	the terms of any indemnification provisions.

Underwriters, dealers, agents or other purchasers may sell the securities at a fixed price or prices that may change, at prices set at or relative to prevailing market prices or at negotiated prices.

We may directly solicit offers to purchase securities and we may make sales of securities directly to institutional investors or others in jurisdictions where we are authorized to do so.

We may offer our Common Stock into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Underwriters

We may sell all or a portion of the securities offered by this prospectus in one or more transactions to or through underwriters, who may sell the securities to or through dealers. In connection with the sale of our securities, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the securities for whom they may act as agents, in the form of underwriting discounts, concessions or commissions and may also receive commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents or purchasers that participate in the distribution of the securities, and any broker-dealers or the persons acting on behalf of parties that participate in the distribution of the securities, are underwriters under the Securities Act of 1933, or the Securities Act. Any discounts or commissions they receive and any profit on the resale of the securities they receive constitute underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Only underwriters named in the amended or supplemented prospectus, if any, will be underwriters of the securities offered through that amended prospectus. Any underwriters used in an offering may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Agents; Direct Sales

We may designate agents to distribute the securities offered by this prospectus. Unless the applicable prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of appointment. We may authorize dealers or other persons acting as our respective agents to solicit offers by institutional investors to purchase the securities from us under contracts that provide for payment and delivery on a future date. We may enter into agreements directly with purchasers that provide for the sale of securities over a period of time by means of draw-downs at our election, which the purchaser would be obligated to accept under specified conditions. Under a draw-down agreement, we may sell securities at a per share purchase price discounted from the market price of our securities. We may also enter into agreements for sales of securities based on combinations of or variations from these methods. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us, or perform services for us in the ordinary course of business.

Stabilization Activities

In connection with a firm commitment underwritten offering of our securities, underwriters and purchasers that are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. For example, they may:

•	over-allot in connection with the offering, creating a syndicate short position for their own account;

•	bid for and purchase our securities in the open market to cover short positions or to stabilize the price of the securities; or

•

reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price above independent market levels. These activities may be conducted only in conjunction with a firm commitment underwritten offering. Underwriters are not required to engage in these activities and may terminate any such activity at any time. In engaging in any such activities, underwriters will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under those acts. Regulation M under the Securities Act, for example, may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities, and the anti-manipulation rules under the Exchange Act may also apply to market sales of the securities. These provisions may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Indemnification

We may agree to indemnify underwriters, dealers, agents or other purchasers against civil liabilities they may incur in connection with the offer and sale of the securities offered by this prospectus, including liabilities under the Securities Act. We may also agree to contribute to payments that these persons may be required to make with respect to these liabilities.

LEGAL MATTERS

The validity of the offered securities has been passed on for us by Kelley Drye & Warren LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Cineverse Corp. (the “Company”) as of March 31, 2023 and 2022, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to our securities described in this prospectus. This prospectus is part of such registration statement. References to the “registration statement” or the “registration statement of which this prospectus is a part” means the original registration statement and all amendments, including all schedules and exhibits. This prospectus does not, and any prospectus supplement will not, contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the location described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information contained in other documents filed separately with the SEC. This means that we can disclose important information to you by referring you to other documents filed with the SEC that contain such information. The information incorporated by reference is an important part of this prospectus and prospectus supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

We incorporate by reference the documents listed below (and the documents incorporated by reference therein) that we have previously filed:

•	our Annual Report on Form 10-K filed with the SEC on June 29, 2023;
•	our Current Report on Form 8-K filed with the SEC on April 7, 2023;
•	our Current Report on Form 8-K filed with the SEC on April 11, 2023;
•	our Current Report on Form 8-K filed with the SEC on May 22, 2023;
•	our Current Report on Form 8-K filed with the SEC on May 22, 2023;
•	our Current Report on Form 8-K filed with the SEC on June 1, 2023;
•	our Current Report on Form 8-K filed with the SEC on June 8, 2023;
•	our Current Report on Form 8-K filed with the SEC on June 15, 2023;
•	our Current Report on Form 8-K filed with the SEC on June 21, 2023; and
•	the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 000-51910), filed with the SEC under Section 12 of the Exchange Act on April 12, 2006.

All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: Cineverse Corp., 244 Fifth Avenue, Suite M289, New York, NY 10001, Attention: General Counsel, Telephone (212) 206-8600. In addition, these filings are available on our web site at www.cineverse.com.

$75,000,000

Class A Common Stock

Preferred Stock

Warrants

Debt Securities

PROSPECTUS

_______________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table presents the costs and expenses, payable by us in connection with the sale of securities being registered under this registration statement. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$17,026
Legal fees and expenses	$15,000
Accounting fees and expenses	$10,000
Miscellaneous fees and expenses	$974
Total:	$43,000

Item 15. Indemnification of Directors and Officers.

The amended and restated certificate of incorporation and the bylaws of the Company provide that the Company shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL, provides in pertinent part as follows:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person, who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Section.

(h) For purposes of this Section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

As permitted by Section 102(b)(7) of the DGCL, the Company’s fifth amended and restated certificate of incorporation eliminates the personal liability of each of the Company’s directors to the Company and its stockholders for monetary damages for breaches of his or her fiduciary duties as a director except that the fifth amended and restated certificate of incorporation does not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the DGCL as in effect at the time of the alleged breach of duty by such director.

In addition, the Company has entered into contractual agreements with each of its directors and officers to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Company’s By-laws or by the Delaware General Corporation Law. The Company also currently maintains director and officer liability insurance.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit Number		Description of Document
1.1	-	Form of Underwriting Agreement**
3.1	-	Fifth Amended and Restated Certificate of Incorporation of the Company, as amended. (10)
3.2	-	Second Amended and Restated Bylaws of the Company, as amended. (8)
3.3	-	Certificate of Designations.**
4.1	-	Specimen certificate representing Class A common stock. (1)
4.2	-	Specimen certificate representing Series A Preferred Stock. (2)
4.3	-

Security Agreement, dated as of October 18, 2011, among CDF2 Holdings, LLC and each Grantor from time to time party thereto and Société Générale, New York Branch, as Collateral Agent for CHG-Meridian U.S. Finance, Ltd. And any other CHG Lease Participants. (3)

4.4	-	Warrant issued on December 29, 2017 (4)
4.5	-	Trademark Security Agreement dated as of March 30, 2018 by and between the Company and East West Bank. (6)
4.6	-	Trademark Security Agreement dated as of March 30, 2018 by and between Cinedigm Entertainment Corp. and East West Bank. (6)
4.7	-	Trademark Security Agreement dated as of March 30, 2018 by and between Vistachiara Productions, Inc. and East West Bank. (6)
4.8	-	Copyright Security Agreement dated as of March 30, 2018 by and between the Company and East West Bank. (6)
4.9	-	Copyright Security Agreement dated as of March 30, 2018 by and between Cinedigm Home Entertainment, LLC and East West Bank. (6)
4.10	-	Copyright Security Agreement dated as of March 30, 2018 by and between Cinedigm Entertainment Corp. and East West Bank. (6)
4.11	-	Copyright Security Agreement dated as of March 30, 2018 by and between Vistachiara Productions, Inc. and East West Bank. (6)
4.12	-	Patent Security Agreement dated as of March 30, 2018 by and between the Company and East West Bank. (6)
4.13	-	Trademark Security Agreement dated as of July 3, 2019 by and between Comic Blitz II LLC and East West Bank. (7)
4.14	-	Trademark Security Agreement dated as of September 15, 2022 by and between East West Bank and each of Cinedigm Corp. and the Guarantors thereto. (5)
4.15	-	Copyright Security Agreement dated as of September 15, 2022 by and between East West Bank and each of Cinedigm Corp. and the Guarantors thereto. (5)
4.16	-	Form of Pre-Funded Warrant. (9)
4.17	-	Form of Common Warrant. (9)

4.18	-	Form of Indenture.*
4.19	-	Description of Securities. (10)
5.1	-	Opinion of Kelley Drye & Warren LLP.*
23.1	-	Consent of EisnerAmper LLP.*
23.2	-	Consent of Kelley Drye & Warren LLP. *(Included in Exhibit 5.1)
24.1	-	Powers of Attorney.* (Contained on signature page)
25.1	-	Statement of Eligibility of trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.**
107	-	Calculation of Filing Fee*

* Filed herewith.

** To be filed, if applicable, as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, amended, and incorporated herein by reference.

Documents Incorporated Herein by Reference:

(1) Previously filed with the Securities and Exchange Commission on November 4, 2003 as an exhibit to the Company's Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-107711).

(2) Previously filed with the Securities and Exchange Commission on February 9, 2009 as an exhibit to the Company's Form 8-K (File No. 000-51910).

(3) Previously filed with the Securities and Exchange Commission on July 6, 2020 as an exhibit to the Company's Form 10-K (File No. 001-31810).

(4) Previously filed with the Securities and Exchange Commission on January 2, 2018 as an exhibit to the Company's Form 8-K (File No. 001-31810).

(5) Previously filed with the Securities and Exchange Commission on February 14, 2023 as an exhibit to the Company’s Form 10-Q (File No. 001-31810).

(6) Previously filed with the Securities and Exchange Commission on April 4, 2018 as an exhibit to the Company’s Form 8-K (File No. 001-31810).

(7) Previously filed with the Securities and Exchange Commission on July 15, 2019 as an exhibit to the Company’s Form 8-K (File No. 001-31810).

(8)Previously filed with the Securities and Exchange Commission on March 3, 2023 as an exhibit to the Company’s Form 8-K (File No. 001-31810).

(9)Previously filed with the Securities and Exchange Commission on June 15, 2023 as an exhibit to the Company’s Form 8-K (File No. 001-31810).

(10)Previously filed with the Securities and Exchange Commission on June 29, 2023 as an exhibit to the Company’s Form 10-K (File No. 001-31810).

Item 17. Undertakings

Undertakings Required by Regulation S-K, Item 512(a).

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contact of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertakings Required by Regulation S-K, Item 512(b).

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings Required by Regulation S-K, Item 512(c).

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Undertaking Required by Regulation S-K, Item 512(h).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any arrangement, provision or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Undertakings Required by Regulation S-K, Item 512 (i).

The undersigned registrant hereby undertakes that:

(1) For purpose of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the SEC declared it effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 30, 2023.

CINEVERSE CORP.

By:	/s/ Christopher J. McGurk
Christopher J. McGurk
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Christopher J. McGurk and Gary S. Loffredo, and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to the registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to the registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in the registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)	Date

/s/ Christopher J. McGurk	Chief Executive Officer and Chairman of the Board of Directors	June 30, 2023
Christopher J. McGurk	(Principal Executive Officer)

/s/ John K. Canning	Chief Financial Officer	June 30, 2023
John K. Canning	(Principal Financial Officer and Principal Accounting Officer)

/s/ Peter C. Brown	Director	June 30, 2023
Peter C. Brown

/s/ Patrick W. O'Brien	Director	June 30, 2023
Patrick W. O’Brien

/s/ Ashok Amritraj	Director	June 30, 2023
Ashok Amritraj

Director
Peixin Xu

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4865-5983-7529v.11" "" 4865-5983-7529v.11